SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 15, 2013

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Craft Brew Alliance, Inc. (“CBA” or the “Company”) and Bank of America, N.A. (“BofA”) executed a fourth modification dated November 15, 2013 (“Fourth Modification”) to the loan agreement dated July 1, 2008 (“Loan Agreement”).

Pursuant to the Fourth Modification, the maturity dates of the revolving line of credit (“Line of Credit”) and term loan (“Term Loan”) have been extended, and other terms of the Term Loan have been modified.

The maturity date for the Line of Credit was extended from September 30, 2015 to October 31, 2018. The maturity date for the Term Loan was extended from July 1, 2018 to September 30, 2023.

Under the Loan Agreement as amended, interest accrues at an annual rate equal to the London Inter-Bank Offered Rate (“LIBOR”) Daily Floating Rate plus the Applicable Rate as the basis for calculating interest on the outstanding principal balance of the Line of Credit and Term Loan. The Inter Bank Offered Rate is no longer available to the Company as an alternative benchmark rate. The Applicable Rate will remain unchanged from the range of 1.00% to 2.25% based on the ratio of the Company’s funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined (“funded debt ratio”). Accrued interest for the Line of Credit is due and payable monthly.

Under the Loan Agreement as amended, EBITDA from any acquisition is permitted to be included in the calculation of the Company’s EBITDA. Further, any acquisition is permitted as long as the target business is in the same line of business as the Company, the Company remains in pro forma compliance with the financial covenants of the Loan Agreement and there is at least $5,000,000 of availability remaining on the Line of Credit following the acquisition.

Under the Loan Agreement as amended, CBA will pay the principal balance of the Term Loan down to $10,800,000 to achieve an 80% loan to value ratio on the Company’s real property located in Multnomah County, Oregon secured by BofA’s deed of trust. Principal will be repaid in equal installments of $45,000 per month beginning on January 1, 2014 and ending on September 30, 2023. The Company will pay any remaining principal balance on September 30, 2023.

Upon execution of the Fourth Modification, BofA recorded a Reconveyance Without Satisfaction of Debt releasing its Deed of Trust on the Company’s real property located at 14300 NE 145th Street, Woodinville, Washington 98072.

See Exhibit 10.1 filed herewith for a complete description of the Fourth Modification.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Fourth Loan Modification Agreement dated November 15, 2013 to the Loan Agreement dated July 1, 2008 between the Registrant and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: November 19, 2013	By:	/s/ MARK D. MORELAND
Mark D. Moreland
Chief Financial Officer and Treasurer